UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2009 (September 22, 2009)

SANDRIDGE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33784	20-8084793
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Robert S. Kerr Avenue Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including Area Code: (405) 429-5500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01—Entry into a Material Definitive Agreement.

On September 22, 2009, SandRidge Energy, Inc. (the “Company”), SandRidge Exploration and Production, LLC, a wholly-owned subsidiary of the Company (together with the Company, the “SandRidge Parties”), Crusader Energy Group Inc. (“Crusader”) and its subsidiaries (collectively, the “Crusader Entities”) entered into a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the SandRidge Parties agreed to purchase all of the shares of common stock of Crusader that will be issued upon the effectiveness of its reorganization (“New Crusader Shares”) pursuant to bankruptcy proceedings in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”) under Chapter 11 of the Bankruptcy Code of the United States (“Bankruptcy Code”).

The consideration payable by the SandRidge Parties consists of the following: $55 million in cash, subject to certain adjustments, including reduction by approximately $90,000 per day from and after September 1, 2009, up to but excluding the Closing Date (as adjusted, the “Cash Consideration”); 13,015,797 shares of Company common stock, par value $0.001 per share (“SandRidge Common Stock”), subject to certain adjustments (as adjusted, the “Stock Consideration”); and warrants to purchase an aggregate of 2.0 million shares of SandRidge Common Stock at an exercise price of $15.00 per share during an exercise period ending five years after the closing date (“Closing Date”) of the transactions contemplated under the Purchase Agreement. The Cash Consideration will be paid to the liquidating trust (the “Liquidating Trust”) created under the plan of reorganization (the “Plan”) filed by the Crusader Entities in the Bankruptcy Court on September 22, 2009. Recipients of the Stock Consideration and warrants will not be permitted to dispose of such Stock Consideration or warrants for 180 days after the Closing Date.

If the total amount of the claims against the Crusader Entities that are required to be paid or reserved for by the Liquidating Trust under the Plan on the Closing Date exceeds the amount of the Cash Consideration plus the Crusader Entities’ cash assets on the Closing Date (which cash will be transferred to the Liquidating Trust), then SandRidge Exploration and Production, LLC will make a loan to the Liquidating Trust to pay or reserve for such claims equal to the amount of such excess, up to $30 million. In the event of such a loan, a number of shares of SandRidge Common Stock will be withheld and reserved from the shares required to be issued on the Closing Date as described above, with the number of reserved shares equal to the amount of the loan divided by $13.4452. The SandRidge Parties will be required to deliver the reserved shares in accordance with the Purchase Agreement after 180 days after the Closing Date if the loan is paid in full, with interest, but the number of reserved shares that will be delivered will be reduced if the loan is not repaid in full, with interest, within 180 days after the Closing Date, by the amount of the loan that remains outstanding, plus accrued but unpaid interest thereon, divided by $13.4452. In addition to the adjustment of the Stock Consideration described above, the Stock Consideration may be reduced to address certain litigation matters.

The closing of the transactions contemplated by the Purchase Agreement is subject to customary conditions for transactions of this kind. The consummation of the transactions is also subject to approval of the Plan (including the transactions contemplated by the Purchase Agreement) by the creditors of the Crusader Entities and the Bankruptcy Court. Such approvals include consideration of whether any alternative transactions involving the Crusader Entities that may be proposed by third parties are higher or better for Crusader’s creditors, shareholders and other parties of interest in the bankruptcy proceedings than the transaction contemplated under the Purchase Agreement. If, in accordance with its terms, the Purchase Agreement is terminated by either the Company or Crusader because the Bankruptcy Court approves an alternative transaction that is consummated within 12 calendar months after the date of the Purchase Agreement, then the Crusader Parties will be obligated to pay the Company a termination fee. In addition, the Purchase Agreement may be terminated by either the Company or Crusader if the closing of the transaction has not occurred by December 30, 2009, or by the Company if the Crusader Entities do not satisfy certain deadlines.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which shall be attached as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2009.

Item 3.02—Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

The offering and issuance of the Stock Consideration and the warrants as consideration for the New Crusader Shares, including the shares issuable upon exercise of the warrants is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption from the Securities Act provided by Section 1145 of the Bankruptcy Code, which provides an exemption for the issuance of certain securities under a plan of reorganization, or Section 4(2) of the Securities Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 22, 2009, the Company’s Board of Directors appointed Everett R. Dobson to fill a vacancy in Class III of the Board of Directors of the Company. His initial term will end at the annual meeting of stockholders to be held in 2012. Mr. Dobson will serve on the Audit Committee of the Board of Directors. The Board of Directors did not elect Mr. Dobson pursuant to any arrangements or understandings between Mr. Dobson and the Company or any other person.

Item 8.01	Other Events.

On September 22, 2009, the Company issued a press release announcing the signing of the Purchase Agreement. The press release is attached as exhibit 99.1.

On September 24, 2009, the Company issued a press release announcing the appointment of Everett R. Dobson to the Board of Directors of the Company. The press release is attached as exhibit 99.2.

Caution Concerning Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding the consummation of the transactions contemplated by the Purchase Agreement. The Company cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements including: the proposed acquisition may not be completed for reasons including because conditions precedent to the completion of the acquisition may not be satisfied. We also refer you to the discussion of risk factors in Part I, Item 1A – “Risk Factors” of the Annual Report on Form 10-K we filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 26, 2009 and in Part II, Item 1A – “Risk Factors” of the Quarterly Report on Form 10-Q we filed with the SEC on August 6, 2009. All of the forward-looking statements made in this report are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release issued September 22, 2009 announcing agreement to acquire Crusader Energy Group Inc.

99.2	Press Release issued September 24, 2009 announcing appointment of Everett R. Dobson to the Board of Directors of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SANDRIDGE ENERGY, INC.
(Registrant)

Date: September 28, 2009	By:	/S/ DIRK M. VAN DOREN
Dirk M. Van Doren
Executive Vice President and Chief Financial Officer